UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

GLOBAL INCOME TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Financial Advisor Email

Subject: Global Income Trust, Inc. Files Definitive Proxy Statement

Dear Financial Advisor:

On Nov. 2, 2015, Global Income Trust, Inc. (the REIT) filed a definitive proxy statement with the SEC relating to a special meeting of stockholders to be held on Dec. 10, 2015, at 10:00 a.m. At the special meeting, stockholders will be asked to vote on the following matters:

•	The sale of the three properties remaining in the REIT’s real estate portfolio (the Asset Sale) to an affiliate of Griffin Capital Corporation, Inc. (Griffin) (It is currently anticipated that Griffin Capital Essential Asset REIT, Inc., a non-traded real estate investment trust sponsored by Griffin, will acquire the properties by assignment at the time of the closing); and

•	A Plan of Liquidation and Dissolution of the REIT (Plan of Dissolution), including the complete liquidation and dissolution of the REIT, which will follow the Asset Sale.

Only stockholders of record on Oct. 27, 2015 will be entitled to notice of, and to vote at the special meeting. The REIT’s board of directors recommends a vote FOR the Asset Sale and the Plan of Dissolution. If stockholders do not approve the Asset Sale, there will not be liquidation and dissolution of the REIT and the REIT will continue to operate its business and pursue alternative strategic options.

BACKGROUND INFORMATION

•	In 2013, following the completion of the REIT’s initial public offering, the REIT’s board of directors formed a special committee of independent directors and engaged SunTrust Robinson Humphrey, Inc. (STRH) as its financial advisor to oversee the process of the REIT’s strategic alternatives and future liquidity options.

•	STRH provided analysis of strategic alternatives to the special committee including disposition of some or all of the REIT’s assets, merger or entire sale of the REIT, issuing additional equity in the public capital markets or through private equity investments, capital recycling, continuing under the REIT’s current business plan, or a combination of various alternatives.

•	Following the recommendations offered by STRH, consideration was also given to the merits of selling the REIT’s ownership interest in the German Portfolio companies separate from the REIT’s domestic assets.

•	In 2014, several factors further increased the advantage of a complete disposition of the REIT, which included:

•	Decreasing weighted average lease terms for the REIT’s domestic properties, and

•	Debt maturities in 2016 for the two Fort Worth office properties.

•	In March 2014 following a meeting of the special committee, the determination was made to move forward with a sale of the entire domestic portfolio.

•	In January 2015, the REIT sold its 94.9 percent equity interest in the German Portfolio companies for €7.7 million, or approximately $9.4 million at the prevailing €/$ exchange rate as of the execution date.

•	In June 2015, the REIT sold the Austin, Texas facility for approximately $2.7 million.

•	In August 2015, STRH reviewed with the special committee its financial analysis of the Asset Sale consideration to be received by the REIT, and STRH subsequently provided a written opinion that the Asset Sale consideration, taken as a whole, was fair from a financial point of view.

•	On Aug. 4, 2015, the REIT’s board of directors unanimously approved the Asset Sale and the Plan of Dissolution, and recommended the proposals be presented to the REIT’s stockholders for approval.

PROPOSAL I – THE ASSET SALE PROPOSAL

•	In consideration of the Asset Sale, the REIT will receive an amount in cash equal to $93.65 million, less the aggregate principal balance and accrued interest on loans encumbering the properties, which will be assumed by Griffin at closing.

•	The Asset Sale includes Griffin’s assumption of specified REIT liabilities.

•	Net proceeds from the Asset Sale are estimated to total approximately $38.5 million, based on July 31, 2015 loan balances.

•	The REIT anticipates the closing of the Asset Sale will be completed promptly following stockholder approval of the Asset Sale.

•	The affirmative vote of the holders of a majority of the REIT’s common stock is necessary for the approval of the Asset Sale.

PROPOSAL II – THE PLAN OF DISSOLUTION PROPOSAL

•	The Plan of Dissolution is subject to:

•	Stockholder approval of and the consummation of the Asset Sale, and

•	Stockholder approval of the Plan of Dissolution.

•	In addition to the Asset Sale, the REIT will sell to CNL Financial Group, LLC (CNL), or its affiliate for an aggregate purchase price of $500,000:

•	All of the REIT’s remaining equity interest in the GIT International Holding S.a.r.l., a Luxembourg limited liability company that holds 5.1 percent ownership interest in the German Portfolio companies; and

•	Certain subordinated, unsecured intercompany notes by the German Portfolio companies in favor of the REIT (the Note Sale).

•	Following the Asset Sale (and the sale of the REIT’s interests in the German Portfolio companies and the intercompany notes), the REIT’s remaining assets will consist of the net cash received from such transactions and cash on hand.

•	The REIT expects that it will:

•	Pay all outstanding transaction fees and expenses payable to its professional advisors and public accountants upon consummation of the Asset Sale.

•	Make required payments under existing contracts and arrangements.

•	File Articles of Dissolution with the State of Maryland and dissolve the REIT as a legal entity following satisfaction of its outstanding liabilities.

•	The affirmative vote of the holders of a majority of the REIT’s common stock is necessary for the approval of the Plan of Dissolution.

•	In connection with the Plan of Dissolution, CNL will make a direct payment of approximately $4.5 million, or approximately $0.54 per share, to the REIT’s stockholders.

•	The exact amount of the cash distribution to the REIT’s stockholders upon liquidation and dissolution of the REIT is not yet known, however, the REIT currently estimates that stockholders will receive an aggregate of approximately $7.01 per share, comprised approximately as follows:

$4.66 per share (Proceeds from the Asset Sale)

$0.54 per share (Direct payment from CNL)

$1.75 per share (Cash on hand - including proceeds from the sale of the REIT’s 94.9 percent interest in German Portfolio companies)

$0.06 per share (Proceeds from the sale of the REIT’s 5.1 percent interest in the German Portfolio companies and Note Sale)

$7.01 per share (Estimated aggregate amount to stockholders)

TAX CONSEQUENCES TO STOCKHOLDERS

•	The REIT’s stockholders may receive one or more liquidating distributions as a result of the Plan of Dissolution.

•	The REIT’s stockholders will receive an applicable IRS Form 1099 for the receipt of liquidating distributions.

•	Because everyone’s tax situation is different, stockholders are advised to consult their tax advisors regarding the tax consequences of the special distribution.

Cautionary Note Regarding Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the REIT’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Although the REIT believes that the expectations reflected in its forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the REIT cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the REIT’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the REIT’s documents filed from time to time with the Securities and Exchange Commission, including, but not limited to, the REIT’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained from the REIT’s website at IncomeTrust.com. The REIT undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.